CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of Dreyfus Total Emerging Markets Fund in this Registration Statement (Form N-1A No. 33-51061 and 811-7123) of Advantage Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
February 8, 2011